UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): Novermber 21, 2006

TREE TOP INDUSTRIES, INC.
(FORMERLY GOHEALTH MD, INC.)
(Exact name of registrant as specified in its charter)

Nevada	001-10382	83-0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Avenue of the Americas, Suite 800
New York, New York 10011
(Address of principal executive offices)

(775) 261-3728
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 8.01 Other Events

On November 22, 2006, Tree Top Industries, Inc. issued a press release announcing that it had entered into a Letter of Intent with Coil Tubing Technology, Inc. (CTBG.PK) and Grifco International, Inc. (GFCI.PK) effective November 21, 2006. Further details of the terms of the LOI will be released following review by counsel and auditors to the parties involved. The press release is attached as Exhibit 99.1

EXHIBITS.

99.1	Press Release dated November 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE TOP INDUSTRIES, INC. (Registrant)

By:	/s/ David Reichman
David Reichman, CEO, Chairman, Principal Financial Officer, and Director

Date: November 22, 2006